UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2005

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27823 (Commission File Number)	13-3827791 (IRS Employer Identification No.)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida (Address of principal executive offices)	33133 (Zip Code)

(305) 441-6901
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On July 12, 2005, Spanish Broadcasting System, Inc. (“SBS”) through its wholly-owned subsidiary, Mega Media Holdings, Inc. (“Mega Media”), entered into an asset purchase agreement (the “Purchase Agreement”) with WDLP Broadcasting Company, LLC, a Delaware limited liability company (“WDLP”), WDLP Licensed Subsidiary, LLC, a Delaware limited liability company and a wholly owned subsidiary of WDLP, Robin Broadcasting Company, LLC, a Delaware limited liability company (“Robin Broadcasting Company”), and Robin Licensed Subsidiary, LLC, a Delaware Limited liability company and a wholly owned subsidiary of Robin Broadcasting Company. Pursuant to the Purchase Agreement, Mega Media will acquire the assets, including licenses, permits and authorizations issued by the Federal Communications Commission (“FCC”) used in or related to the operation of television stations WDLP -TV (Channel 22) and its derivative digital television station WDLP-DT (Channel 3) in Key West, Florida and WSBS-CA (Channel 50) in Miami, Florida. The purchase price is equal to $37,000,000, plus $250,000 if the transaction does not close prior to August 31, 2005, plus expenses, plus or minus certain customary prorations. The transaction is expected to close in the fourth quarter of 2005. At closing, Mega Media may pay $22,500,000 of the purchase price by delivery of a three-year promissory note guaranteed by SBS and secured by the assets being acquired in the transaction. The Purchase Agreement contains customary representations, warranties and covenants. The closing of the sale is subject to certain conditions including FCC consent.

     A copy of the press release announcing the Purchase Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Spanish Broadcasting System, Inc. Press Release, dated July 13, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)

July 18, 2005	By:	/s/ Joseph A. García

Joseph A. García Chief Financial Officer, Executive Vice President and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Spanish Broadcasting System, Inc. Press Release, dated July 13, 2005.

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